UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934, as amended

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Strategic Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMPANY CONTACT: Ryan Bowie Vice President and Treasurer Strategic Hotels & Resorts (312) 658-5766

FOR IMMEDIATE RELEASE

THURSDAY, MAY 21, 2009

STRATEGIC HOTELS & RESORTS, INC. ANNUAL MEETING ADJOURNED TO PROVIDE

SHAREHOLDERS ADDITIONAL TIME TO VOTE IN LIGHT OF CHANGE IN

RECOMMENDATION OF RISKMETRICS GROUP

Alert states no significant concerns on shareholder rights plan

CHICAGO—May 21, 2009—Strategic Hotels & Resorts, Inc. (NYSE: BEE) announced that it adjourned its annual meeting of shareholders until June 5, 2009 in light of the proxy alert issued by RiskMetrics Group (RMG), formerly Institutional Shareholder Services (ISS), on May 20, 2009. RMG had originally recommended that shareholders withhold votes from all directors because the company did not submit it’s shareholder rights plan (the Rights Plan) to a shareholder vote. However, following discussions with the company, RMG issued an alert stating that it is not highlighting any significant concerns about the adoption of the Rights Plan by the company’s board of directors. The alert further stated that “RMG would have ordinarily recommended a vote FOR the directors. However, given, the close proximity of the alert to the company’s annual meeting . . . the issuance of the alert is for informational alert purposes only.” In determining not to highlight any significant concerns about the board’s adoption of the Rights Plan, RMG considered the following factors:

•	the initial term of the Rights Plan;

•	the company’s governance structure and practices;

•	the company’s track record of accountability to shareholders;

•	the date of the Rights Plan’s adoption relative to the date of the next meeting of shareholders; and

•	the rationale of the board of directors in adopting the Rights Plan.

The meeting will be reconvened at the Fairmont Chicago Hotel, 200 N. Columbus Drive, Chicago, Illinois 60601 on Friday, June 5, 2009, at 10:00 a.m., Central Time. Shareholders needing assistance voting are

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Strategic Hotels & Resorts, Inc.

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encouraged to contact MacKenzie Partners, Inc., the Company’s proxy solicitor, toll-free at 1-800-322-2885.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 19 properties with an aggregate of 8,358 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

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